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                                                                      Exhibit 17
                                POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Paul T. Kane, Stephen W. Bright, George M. Boyd and Christopher E. Palmer, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all amendments, including post-effective amendments, to the Registration Statement on Form N-1A of The Fulcrum Trust and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

Signature                                   Title                                         Date

/s/ George J. Sullivan, Jr.                 Chairman, President and Trustee             April 24, 2000
----------------------------------------                                                --------------
George J. Sullivan, Jr.

/s/ Thomas N. Dallape                       Vice President, Trustee                     April 24, 2000
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Thomas N. Dallape

/s/ Gordon Holmes                           Trustee                                     April 24, 2000
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Gordon Holmes